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                       USLIFE Corporation
                   Deferred Compensation Plan
                 (As Amended November 16, 1993)

1.   Purpose of Plan
     The purpose of the Deferred Compensation Plan (the "Plan") is to provide select executives of USLIFE Corporation (the "Corporation") and its subsidiaries with the opportunity to defer receipt of compensation, including a portion of annual base salary and incentive award payments, until a future date. The Corporation has adopted this program in recognition of the valuable service performed by these executives and the desire to provide them with additional flexibility in their personal financial planning.

2.   Eligibility
     Senior vice presidents and above of the Corporation and chief executive officers of the subsidiaries of the Corporation are eligible to participate in the Plan.

3.   Administration of the Plan
     A. The Plan shall be administered by the Executive Compensation and Nominating Committee of the Board of Directors of the Corporation (the "Administrator").
          The administrator shall have the authority in its sole discretion to interpret and apply the provisions of the Plan.

     B. The Administrator may in its discretion delegate responsibility for the day to day administration and interpretation of the Plan to a committee composed of three officers of the Corporation (the "Management Committee") provided that any determination pertaining to the deferred compensation of any Management Committee member will be made solely by the Administrator.
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                       USLIFE Corporation
                   Deferred Compensation Plan

4.   Election to Participate
     A. An eligible employee who participates in the Plan (a "Participant") may elect that a portion of the compensation which would other wise be payable for services to be performed as an employee of the Corporation of any subsidiary be credited to a deferred compensation account subject to the terms of the Plan. Such election may apply to a portion of a Participant's annual base salary at the rate in effect at the time of the election, up to a maximum of 25%. The election may also apply to all or a portion of a Participant's cash incentive award and to all or a portion of a Participant's book unit award. A newly eligible Participant may make an election to defer compensation under the Plan within 30 days after becoming eligible to participate. An election shall only be valid for the twelve month period for which it is made.

     B. The election shall be made on a form (the "Election Form") signed by a Participant and filed with the Secretary of the Corporation. The election shall be irrevocable, except as specified in Section 8.

     C. An election to defer a portion of annual base salary may be made at any time with respect to the salary payable during the 12 months that begin on the first regular payroll period after the date of the filing of the Election Form. Such election shall end 12 months after the date of such filing or on such earlier date as may be specified on the Election Form.
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                       USLIFE Corporation
                   Deferred Compensation Plan

     D. An election to defer all or a portion of a Participant's annul cash incentive award shall be made by December 31st with respect to an award that is payable during the following year.

     E. An election to defer all or a portion of a Participant's book unit award shall be made by December 31st with respect to any book unit award with a future December 31st valuation date that is payable in the year following the year in which such valuation date occurs.

     F. Notwithstanding 4-C, 4-D and 4-E above, for the first 12 months of the Plan, all employees who are eligible to participate in the Plan as of the effective date hereof shall be considered newly eligible and may make elections within 30 days after such effective date to defer the future receipt of all or part of their annual base salary and any cash incentive award for the then current year as well as all or part of any book unit award.

5.   Deferred Accounts
     A. A deferred account shall be established for each Participant in book entry form and shall be maintained by the Administrator. Credit shall be given to a Participant's deferred account on the same dates that any payments would otherwise have been made to the Participant currently, in accordance with the deferral elections indicated on the Election Form.

     B.   Balances in a Participant's deferred account shall be
          credited at the end of each quarter with an interest
          equivalent.  The interest equivalent shall be
          calculated quarterly, at a rate set by the
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                       USLIFE Corporation
                   Deferred Compensation Plan

          Administrator, and the rate shall be applied to the amounts accumulated in a Participant's account at the beginning of each quarter.

     C. The Administrator intends to review and set the interest rate described in 5-B above at least annually in light of current economic conditions, provided that in the event the rate is not modified the interest equivalent shall continue to be calculated at the rate last set by the Administrator.

6.   Distribution of Deferred Compensation
     A. Participants shall indicate on the Election Form the date or dates on which their deferred account balance shall be distributed. A Participant may elect to receive amounts deferred under the Plan plus accumulated interest in one lump sum payment or in a number of approximately equal annual installments. Any tax required to be withheld by any governmental authority shall be deducted from each distribution under the Plan.

     B. A distribution election shall be made at the time a Participant first enrolls in the Plan. The initial date of distribution shall either be the Participant's actual date of retirement or an earlier date, as specified on the Election Form. A modification of a distribution election that changes the date of distribution to a later date or changes the lump sum or annual installment election shall be made no later than 12 months before the previously selected distribution date by delivering a new signed
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                       USLIFE Corporation
                   Deferred Compensation Plan

          Election Form to the Secretary of the Corporation.
          Distribution of deferred account balances will be made in accordance with the latest signed Election Form on file with the Corporate Secretary.

     C. Payment of deferred account balances will begin on the earlier of the last day of the month indicated on the most recently filed Election Form or on the last day of the month in which termination of employment or retirement occurs. If a participant elects to receive distribution of his or her deferred account balance in annual installments, subsequent installments shall be paid in succeeding years on or about the last business day of the same month in which the first installment was paid until the entire amount credited to the Participant's account shall be paid in full. All undistributed account balances shall continue to accrue interest as provided in Section 5-B until the actual date of distribution.

7.   Designation of Beneficiary
     Each Participant may designate one or more beneficiaries to receive the entire account balance deferred under the Plan together with accumulated interest thereon in the event of death. A beneficiary designation, change or cancellation may be made at any time. In the absence of any designated beneficiary, the entire deferred account balance shall be paid to the designated beneficiary under the Corporation's group life insurance program.

8.   A.   Each Participant shall make a determination regarding
          the distribution of his or her deferred account balance
          on the Election Form.  If a Participant continues in
          the employ of the
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                       USLIFE Corporation
                   Deferred Compensation Plan

          Corporation or terminates such employment due to retirement, distribution of the deferred account balance together with accumulated interest shall be made in accordance with the most recent Election Form on file with the Corporate Secretary. In the event of any termination of a Participant's employment for reasons other than death, disability or retirement, the Board of Directors, in its sole discretion, shall have the right to pay the entire deferred account balance and accumulated interest in one lump sum to a Participant regardless of any specified distribution schedule on an Election Form.

     B. If a Participant's employment with the Corporation should terminate due to death or disability before full payment of his or her deferred account balance and accumulated interest thereon, the Administrator in its sole discretion shall determine whether such account balance shall be paid in a single lump sum or in annual installments. If the Administrator chooses to make a lump sum distribution, the lump sum shall be paid to the Participant's beneficiaries or the Participant on the last day of the month in which termination occurs. If the Administrator chooses to make the distribution in annul installments, the Administrator in its sole discretion shall determine the number of such installments and payment of the installments shall begin on the last day of the month in which termination occurs.

     C. Distribution of deferred account balances in advance of the scheduled distribution date on a filed Election Form shall be permitted in the sole discretion of the Administrator but only in the event of an unanticipated emergency caused by circumstances
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                       USLIFE Corporation
                   Deferred Compensation Plan

          beyond the control of the Participant which would result in severe financial hardship to the Participant if such distribution were not permitted. A penalty shall be deducted from such early distribution equal to 10% of the distribution unless the Administrator in its sole discretion waives the penalty. Such early distribution shall in no event exceed the amount necessary to meet the particular hardship plus the penalty. A Participant who receives an early distribution under this Section 8-C shall not be permitted to participate in the Plan for a period of 12 months after receipt of the distribution.

     D. Notwithstanding any other provisions of this Plan, amounts deferred hereunder plus accumulated interest shall be immediately payable to each Participant, or his or her beneficiaries if applicable, in a single lump sum in the event of the occurrence of either a transaction which has required the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation regularly entitled to vote in the election of directors by reason of ARTICLE Seventh of the Corporation's Certificate of Incorporation or the acquisition by person, partnership, corporation or other organization, or by any group of two or more thereof who are affiliates (as defined by Rule 405 under the Securities Act of 1933) or are acting in concert in respect to such acquisition, of more than 25% of such outstanding shares of capital stock if the Corporation has opposed an acquisition of shares of the Corporation by such person, partnership, corporation or other organization or group before any insurance regulatory authority whose approval of such acquisition was required.
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                       USLIFE Corporation
                   Deferred Compensation Plan

9.   Rights of a Participant
     Amounts accumulated in a Participant's deferred account represent the Corporation's mere promise to pay such amounts sometime in the future. All compensation and other amounts deferred under this Plan shall not be segregated from the general funds of the Corporation and no Participant shall have any claim on any specific Corporation assets. To the extent that any Participant acquires a right to receive benefits under this Plan, the right shall be no greater than the right of any unsecured general creditor of the Corporation and is not subject to alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors. A Participant may not pledge benefits under the Plan; any assets related to the Plan's obligation to a Participant may only be paid out in the form chosen for the last distribution. It is the intention of the Corporation that arrangements under the Plan be unfunded for tax purposes and for purposes of ERISA Title 1.

10.  No Implied Contract
     Neither the Plan nor the Election Form shall be construed to constitute an employment contact between the Corporation and any Participant or an agreement by the Corporation to employ the Participant for a specified period of time. All Participants shall remain subject to discharge to the same extent as if the Plan had not been put into effect.

11.  Amendment and Termination
     A.   The Plan may be amended from time to time by resolution
          of the Board of Directors to comply with changes in the
          laws and regulations of any State or the Federal
          Government or any agency having supervisory or
          regulatory jurisdiction over the Corporation.  The
          amendment or invalidation of any one or more
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                       USLIFE Corporation
                   Deferred Compensation Plan

          provisions of the Plan shall not affect the remaining provisions of the Plan. No amendment shall reduce any benefits accrued by any Participant prior to the effective date of the amendment.

     B. The Board of Directors has the right in its sole discretion to alter the method of crediting interest to Participants' deferred account balances or to cease crediting future interest at any time.

     C. The Board of Directors has the right in its sole discretion to terminate the Plan at any time. All amounts accumulated under the Plan prior to the Plan's termination will continue to be subject to the provisions of the Plan.

12.  Arbitration of Disputes
     Any disagreement, dispute, controversy or claim arising out of or relating to this Plan or the interpretation or validity hereof shall be settled exclusively and finally by arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association.

13.  Applicable Law
     This Plan shall be governed by and interpreted solely in accordance with the internal law of the State of New York without regard to principles of conflict of law.

14.  Administration
     Nothing contained herein shall prohibit the Corporation from establishing a "Rabbi Trust" for the purpose of accumulating funds to
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                       USLIFE Corporation
                   Deferred Compensation Plan

     pay amounts deferred hereunder plus accumulated interest; provided, however, that the assets of such Rabbi Trust shall be available to the creditors of the Corporation if the Corporation is unable to pay its debts as they fall due, or if bankruptcy or insolvency proceedings have been initiated by any of the Corporation's creditors or the Corporation itself, or by any third party, under the Bankruptcy Act of the United States or the bankruptcy laws of any state, alleging that the Corporation is insolvent or bankrupt. If, in accordance with the terms of such a Rabbi Trust, any funds held in such trust revert back to the Corporation, such reversion shall not in any manner reduce or diminish the obligation of the Corporation under this Plan to any participant.